September 3, 2024

Phunware to Present at the H.C. Wainwright 26th Annual Global Investment Conference

AUSTIN, Texas, Sept. 03, 2024 (GLOBE NEWSWIRE) -- Phunware, Inc. (“Phunware” or the “Company”) (NASDAQ: PHUN), the mobile experience platform that guides your customers through every step of their journey with you, announces that CEO Michael Snavely will present a corporate overview at the H.C. Wainwright 26th Annual Global Investment Conference. The conference is being held from September 9 – 11, 2024 at the Lotte New York Palace Hotel.

Presentation Date:	September 9, 2024
Time:	Available on-demand starting at 7:00 am ET

Investors who wish to listen to the Company’s presentation can do so by registering for the conference here: https://hcwevents.com/annualconference/

Additionally, Mr. Snavely and CFO Troy Reisner will be available for one-on-one meetings with registered investors of the conference.

About Phunware, Inc.
Leading hospitality brands partner with Phunware to delight their guests with personalized mobile experiences. Phunware's mobile applications and SDKs leverage patented wayfinding and contextual engagement to guide guests to the right experience at the right time. Hotels, resorts, casinos, and convention centers can integrate their most important business systems to unify the guest journey, boost loyalty, and drive new revenue across their properties.

Safe Harbor
The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments and their potential effects on us. Future developments affecting us may not be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) and other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in our filings with the Securities and Exchange Commission (the “SEC”), including our reports on Forms 10-K, 10-Q, 8-K and other filings that we make with the SEC from time to time. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

These risks and others described under “Risk Factors” in our SEC filings may not be exhaustive. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and developments in the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this press release. In addition, even if our results or operations, financial condition and liquidity, and developments in the industry in which we operate are consistent with the forward-looking statements contained in this press release, those results or developments may not be indicative of results or developments in subsequent periods.

Investor Contact:
CORE IR
516-222-2560
investorrelations@phunware.com

Source: Phunware, Inc.